Exhibit 15.1

Date: January 27, 2023

To: CN ENERGY GROUP. INC.

Building 1-B, Room 303, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the annual report on Form 20-F of CN ENERGY GROUP. INC. (the “Company”) for the fisical year ended September 30, 2022, including all amendments or supplements thereto (the “Annual Report”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 27, 2023 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Chaoqun Tu
Chaoqun Tu

Attorney at Law

Yingke Wuxi Law Firm

{HTFL00144685; 3}地址：江苏省无锡市梁溪区钟书路99号国金中心30楼 Add.: IFS Layer 30, No. 99 Zhongshu Road, Wuxi, China

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